October , 2018

[NAME]
[ADDRESS]

Dear [NAME]:

As you are aware, Praxair, Inc. and Linde AG have announced their intention to combine their businesses (the “Combination”) under a new parent company, Linde plc. Once the Combination closes, Linde plc will be a “Successor” for purposes of the Severance Compensation Agreement between you and Praxair dated as of [insert] (the “Severance Agreement”).
Pursuant to Section 4.a. of the Severance Agreement, Praxair must require any Successor to assume and agree to perform the obligations under the Severance Agreement. Accordingly, this letter serves as your notice from Linde plc that it hereby (1) assumes the Severance Agreement subject to and effective upon the closing of the Combination, and (2) agrees that, from and after the closing of the Combination, it will perform the Severance Agreement in the same manner and to the same extent that Praxair would be required to perform the Severance Agreement if such closing had not occurred.
This letter also serves as your notice from Praxair that the Severance Agreement will terminate effective December 31, 2018. You hereby accept Praxair’s notice of such termination of the Severance Agreement and acknowledge your waiver of the requirement in Section 3 of the Severance Agreement that such notification be made not later than September 30, 2018. Further, in accordance with Section 3 of the Severance Agreement, if the Combination (or another a Change in Control) occurs within twelve months following the date of this letter, then this termination of the Severance Agreement will be deemed ineffective and the Severance Agreement will continue in effect until the second anniversary of the Combination (or such other Change in Control), at which time it will automatically terminate.
All capitalized terms not defined in this letter have the meaning ascribed to them in the Severance Agreement.

* * *

To acknowledge and accept the foregoing, please sign and return this letter.
Sincerely,

Praxair, Inc.

By
Name:
Title:

Linde plc

By
Name:
Title:

Acknowledgement:

[NAME]

Date: ______________________, 2018